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                                                                   EXHIBIT 10.10

                                PROMISSORY NOTE

$2,606,000.                                                    December 11, 1998
                                                              New York, New York

          FOR VALUE RECEIVED, the undersigned, GLENN SANDS ("Maker"), an individual residing at 2 Rio Vista Drive, Alpine, New Jersey 07620, hereby promises to pay to the order of PERISCOPE SPORTSWEAR, INC., a Delaware corporation, or its assigns ("Holder"), at 1407 Broadway, New York, New York 10018, or at such other place as may be designated by Holder, in legal tender of the United States of America, the principal sum of TWO MILLION SIX HUNDRED SIX THOUSAND DOLLARS ($2,606,000), in three annual installments as follows: (1) TWO MILLION TWO THOUSAND DOLLARS ($2,002,000) shall be due and payable on December 31, 1999, (2) THREE HUNDRED TWO THOUSAND DOLLARS ($302,000) shall be due and payable on December 31, 2000, and (3) THREE HUNDRED TWO THOUSAND DOLLARS ($302,000) shall be due and payable on December 31, 2001. This Note may be prepaid in whole or in part at any time, at the option of Maker.

          Except as otherwise provided herein, this Note is a non-interest bearing note.

          In the event Maker shall default in the due and punctual payment of any principal installment on this Note when and as the same shall become due and payable (an "Event of Default"), and such Event of Default shall continue for a period of ten (10) days from the due date thereof (the "Date of Default"), whether or not notice of default is given, then Holder may, at any time, at its election, declare the entire principal amount then outstanding of this Note immediately due and payable and, at any time thereafter, Holder may proceed to collect the principal of and any interest on this Note then outstanding, together with costs and expenses of collection (including reasonable attorneys' fees) incurred by Holder in connection with a default under, or enforcement of any provision of, this Note. In addition to the rights and remedies provided above, all other rights and remedies provided by law shall be available to Holder, and all rights and remedies shall be cumulative.

          Following an Event of Default, Maker shall pay interest at the rate of ten (10%) percent per annum on the principal amount then outstanding from the Date of Default to the date of the actual payment thereof. Any payment hereunder received by Holder after the Date of Default shall first be applied to the accrued interest on the outstanding principal amount, and then to the outstanding principal amount.

          Maker hereby waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and specifically consents to and waives notice of any renewals or extensions of this Note, whether made to or in favor of Maker or any other person or persons. Maker hereby expressly waives the pleading of any statute of limitations as a
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defense to any demand against Maker under this Note. MAKER WAIVES THE RIGHT TO
TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH THIS NOTE.

          Notwithstanding anything in this Note to the contrary, the obligations of Maker under this Note shall be absolute. Maker expressly and unconditionally waives any and all rights to offset, deduct or withhold any payments or charges due under this Note for any reason whatsoever.

          Notwithstanding anything to the contrary contained in this Note, no interest shall accrue or be payable hereunder that is in excess of the maximum amount permitted under the applicable law relating to usury. Any interest that is in excess of the maximum amount permitted under the applicable law relating to usury shall be applied to reduce the outstanding principal balance hereof and shall be deemed to represent a prepayment of principal hereunder.

          The acceptance by Holder of any payment which is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of Holder's rights or remedies at that time or at any subsequent time, without the express written consent of Holder, except as and to the extent otherwise provided by law.

          The times for the performance of any obligation hereunder shall be strictly construed, time being of the essence. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day (as hereinafter defined), the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder. As used herein, the term "Business Day" means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banks located in New York City are authorized by law or other governmental action to close.

          No single or partial exercise of any power granted to Holder under this Note or any other agreement between Holder and Maker shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right.

          If any provisions of this Note, or the application thereof to any circumstance, is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Note or not applicable to such circumstance, as the case may be, and the enforceability, validity or legality of the remainder of this Note shall not be affected or impaired thereby.

          Any notice to be given hereunder shall be in writing and sent by certified or registered mail or by express courier or delivered by hand to the address set forth at the head of this Note, or to such other address as either Maker or Holder may hereafter duly designate in writing to the other.


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          This Note shall be binding upon Maker, and his heirs and
administrators, and inure to the benefit of Holder, and its successors and assigns.

          This Note is subject to a letter agreement, dated the date hereof, between Maker and GIANT GROUP, LTD. with respect to a possible one year extension of a portion of a principal payment hereunder upon certain events.

          This Note sets forth the entire agreement between Maker and Holder as to the subject matter herein, and cannot be modified or discharged except by an agreement in writing signed by Maker and Holder.

          This Note shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

                                           /s/ Glenn Sands
                                        _______________________________
                                             Glenn Sands

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